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EXHIBIT 5.1

OPINION OF COUNSEL
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                     BERINGER WINE ESTATES HOLDINGS, INC.
                               610 Airpark Road
                                 P.O. Box 4500
                                NAPA, CA 94120

Re:  Registration Statement on Form S-8
     Registration of 300,000 shares of Class B Common Stock

Gentlemen:

     In my capacity as Secretary and General Counsel of Beringer Wine Estates Holdings, Inc., a Delaware corporation (the "Company"), I have represented the Company in connection with the registration with the Securities and Exchange Commission on Form S-8 (the "Registration Statement") of 300,000 shares of Class B Common Stock, $.01 par value, ("Common Stock"), to be issued by the Company pursuant to the 1998 Incentive Stock Plan.

     Based upon such investigation as I deemed necessary for purposes of this opinion, I am of the opinion that the shares of Common Stock have been duly and validly authorized by the Company, and that the shares of Common Stock, when issued as contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

     I consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                 Very truly yours,

                                                 /s/ Douglas W. Roberts
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                                                 Douglas W. Roberts
                                                 Vice President, General Counsel
                                                 and Secretary